UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 9, 2006

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 9, 2006, the audit committee of ABIOMED, Inc. (the “Company”, “we” or “our”) approved the dismissal of PricewaterhouseCoopers LLP, effective as of November 9, 2006 and approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007. During our fiscal years ended March 31, 2005 and 2006 and through November 9, 2006, neither we nor anyone on our behalf has consulted with Deloitte & Touche LLP regarding any of the matters referenced in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the fiscal years ended March 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2005 and 2006, and through November 9, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements for such years. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during our fiscal years ended March 31, 2005 and 2006, and through November 9, 2006.

We have provided PricewaterhouseCoopers LLP with a copy of the disclosure above and requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the statements noted above. A copy of the letter, dated November 14, 2006, from PricewaterhouseCoopers LLP is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)

16.1	Letter dated November 14, 2006 from PricewaterhouseCoopers, LLP to the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABIOMED, Inc.

By:	/S/ DANIEL J. SUTHERBY
Daniel J. Sutherby Chief Financial Officer

Date: November 14, 2006

Exhibit Index

Exhibit Number	Description
16.1	Letter dated November 14, 2006 from PricewaterhouseCoopers, LLP to the United States Securities and Exchange Commission